Exhibit 99.3

DocuSign to Offer $500.0 Million of Convertible Senior Notes Due 2024
SAN FRANCISCO, January 11, 2021 /PRNewswire/ -- DocuSign, Inc. (Nasdaq: DOCU) today announced that it proposes to offer $500.0 million aggregate principal amount of convertible senior notes due 2024 (the “notes”), subject to market conditions and other factors. The notes are to be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). DocuSign also intends to grant to the initial purchasers of the notes an option to purchase up to an additional $75.0 million aggregate principal amount of notes.
The notes will be general unsecured, senior obligations of DocuSign, and any interest will be payable semi-annually.
The notes will mature on January 15, 2024, unless repurchased or converted in accordance with their terms prior to such date. Prior to October 15, 2023, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of DocuSign common stock, cash or a combination of cash and shares of DocuSign common stock, at the election of DocuSign.
The interest rate, the initial conversion rate, the offering price and other terms are to be determined by negotiations between DocuSign and the initial purchasers.
DocuSign expects to use a portion of the net proceeds from the offering of the notes to pay the cost of the capped call transactions described below. In addition, DocuSign expects to use a significant portion of the net proceeds from the offering, together with shares of DocuSign common stock, to repurchase a significant majority of its 0.50% Convertible Senior Notes due 2023 (the “2023 notes”) as described below. DocuSign intends to use the remainder of the net proceeds for working capital and other general corporate purposes.
In connection with the offering of the notes, DocuSign expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes and/or their respective affiliates and/or other financial institutions (the “capped call counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of DocuSign common stock underlying the notes sold in the offering. The capped call transactions are expected generally to reduce or offset potential dilution to holders of DocuSign common stock upon conversion of the notes and/or offset any cash payments that DocuSign could be required to make in excess of the principal amount of any converted notes, with such reduction and/or offset subject to a cap. If the initial purchasers of the notes exercise their option to purchase additional notes, DocuSign expects to enter into additional capped call transactions with capped call counterparties.
DocuSign has been advised that in connection with establishing their initial hedges of the capped call transactions, the capped call counterparties and/or their respective affiliates may enter into various derivative transactions with respect to DocuSign common stock and/or purchase DocuSign common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of DocuSign common stock or the notes concurrently with, or shortly after, the pricing of the notes.
In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to DocuSign common stock and/or purchasing or selling DocuSign common stock or other securities of DocuSign in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity date of the notes). This activity could also cause or prevent an increase or decrease in the market price of DocuSign common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.
Concurrently with the offering, DocuSign expects to enter into privately negotiated transactions with certain holders of its 2023 notes to repurchase a significant majority of its 2023 notes on terms to be negotiated with each holder (each, a “note repurchase transaction”). DocuSign expects that the consideration it will deliver in connection with the note repurchase transactions will be a combination of cash and shares of DocuSign common stock. DocuSign also expects that holders of the outstanding 2023 notes that have hedged their equity price risk with respect to such notes (the “hedged holders”) will, concurrently with the pricing of the notes, unwind all or part of their hedge positions by buying DocuSign common stock and/or entering into or unwinding various derivative transactions with respect to DocuSign common stock. In particular, DocuSign expects that many holders of the 2023 notes employ a convertible arbitrage strategy with respect to the 2023 notes and have a short position with respect to DocuSign common stock that they would close or reduce, through purchases of DocuSign common stock, in connection with any repurchases of their 2023 notes. The amount of DocuSign common stock to be purchased by the hedged holders may be substantial in relation to the historic average daily trading volume of DocuSign common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of DocuSign common stock concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. DocuSign does not currently intend to terminate the existing capped call transactions relating to the 2023 notes in connection with the repurchase of the 2023 notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of DocuSign common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.
The notes and any shares of DocuSign common stock issuable upon conversion of the notes have not been registered under the Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Use of forward-looking statements
This press release contains “forward-looking statements” including, among other things, statements relating to the timing of the proposed offering, the proposed note repurchases and DocuSign’s intent to not terminate the existing capped call transactions related to the 2023 notes, the potential effects of capped call transactions and expected use of proceeds from the offering. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not DocuSign will offer the notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the notes, which could differ based upon market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, whether the capped call transactions will become effective, whether the note repurchases will take place or be consummated and the effects of any associated hedging and risks related to the impact of the COVID-19 pandemic on DocuSign’s business, financial condition and results of operations. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect DocuSign’s business and financial results, please review the “Risk Factors” described in DocuSign’s Annual Report on Form 10-K for the year ended January 31, 2020 and DocuSign’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) and in DocuSign’s other filings with the SEC. DocuSign undertakes no obligation, and does not intend, to update these forward-looking statements after the date of this release, except as required by law.
Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com
Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com
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